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                                                                    EXHIBIT 23.3

                              CONSENT OF DIRECTOR

I hereby consent to being named as director of Paradigm Advanced Technologies, Inc. in the registration statement.



/s/ David Ghermezian


DAVID GHERMEZIAN

September 11, 2000